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                                                                     EXHIBIT 5.1

                                 August 16, 2000


Software Technologies Corporation
404 E. Huntington Avenue
Monrovia, California  91016

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 16, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,806,503 shares of Common Stock (the "1997 Option Shares") to be issued under the Company's 1997 Stock Plan (the "1997 Option Plan"); 13,914,093 shares of Common Stock (the "1998 Option Shares") to be issued under the Company's 1998 Stock Plan (the "1998 Option Plan"), and 2,250,000 shares of Common Stock (the "ESPP Shares") to be issued under the Company's 2000 Employee Stock Purchase Plan (the "ESPP").

     As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the 1997 Option Shares, the 1998 Option Shares and the ESPP Shares (collectively, the "Shares"). It is our opinion that the Shares, when issued and sold in the manner referred to in the 1997 Option Plan, the 1998 Option Plan and ESPP (collectively, the "Plans"), and pursuant to the agreements which accompany the Plans, as applicable, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                        Sincerely,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation